UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2019

GLOBAL EAGLE ENTERTAINMENT INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35176	27-4757800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6100 Center Drive, Suite 1020, Los Angeles, California 90045

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 310-437-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 2.05. Costs Associated with Exit or Disposal Activities.

As previously disclosed, Global Eagle Entertainment Inc. (the “Company”) has been implementing an operating expense savings initiative, which includes a global footprint consolidation, simplification of its management structure, IT programs that will increase efficiency and automation, and other operating expense reductions. In connection with this initiative, on February 5, 2019, the Company committed to reduce its global workforce by approximately 15% and communicated this determination to its employees on February 20, 2019. The changes to the Company’s workforce will vary by country, based on legal requirements and required consultations with works councils and other employee representatives, as appropriate. The Company estimates that it will incur total expenses relating to the workforce reduction of approximately $4.5 million, all of which represents cash expenditures relating to severance and transition-related expenses. Of this total amount, the Company expects to record substantially all of it in the first quarter of 2019, with the remainder to follow in the second quarter of 2019 and the balance in the third quarter of 2019.

Management intends to discuss the ongoing progress of the Company’s operating expense saving initiative during its upcoming fourth quarter and full-year 2018 financial results conference call.

Forward Looking Statements

Certain statements in this Current Report on Form 8-K may constitute “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements with respect to our business and financial-performance outlook, industry, business strategy, plans, operating-expense and cost-structure improvements and reductions, future operations, margins, profitability, future efficiencies, ability to generate positive cash flow from operating activities, and other financial and operating information. The words “anticipate,” “assume,” “believe,” “budget,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this Current Report on Form 8-K. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to have been correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, the following: our ability to achieve the goals of our operating expenses saving initiative and the need to incur additional expenses relating thereto; our ability to achieve positive cash flow from operating activities and access additional sources of liquidity, if needed; our ability to retain and effectively integrate and train key members of senior management; our ability to recruit, train and retain highly skilled technical employees, particularly in our finance and IT functions; and other risks and factors listed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 as filed with the SEC on April 2, 2018 and in any subsequently filed Quarterly Reports on Form 10-Q. The forward-looking statements herein speak only as of the date the statements are made (which is the date of this Current Report on Form 8-K). You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EAGLE ENTERTAINMENT INC.

By:	/s/ Paul Rainey
Name: Paul Rainey
Title: Chief Financial Officer

Dated: February 22, 2019